Exhibit 99.2

Compuware Corp.	CPWR	Q2 2014 Earnings Call	Oct. 24, 2013
Company▲	Ticker▲	Event Type▲	Date▲

  PARTICIPANTS

Corporate Participants

Lisa B. Elkin – SVP-Marketing, Communications & Investor Relations, Compuware Corp.
Robert C. Paul – President, Chief Executive Officer & Director, Compuware Corp.
Joseph R. Angileri – Chief Financial Officer, Treasurer & Executive VP, Compuware Corp.

Other Participants

Aaron M. Schwartz – Analyst, Jefferies LLC
Mike Latimore – Analyst, Northland Securities, Inc.

  MANAGEMENT DISCUSSION SECTION

Operator:  Hello, and welcome to the Compuware Corporation Second Quarter Results Teleconference. At the request of Compuware, this conference is being recorded for instant replay purposes.

At this time, I’d like to turn the conference over to Ms. Lisa Elkin, Senior Vice President of Communications and Investor Relations for Compuware Corporation. Ms. Elkin, you may begin.

Lisa B. Elkin, SVP-Marketing, Communications & Investor Relations

Thank you and good afternoon, ladies and gentlemen. With me today are Bob Paul, President and Chief Executive Officer; and Joe Angileri, Chief Financial Officer.

Certain statements made during this conference call that are not historical facts, including those regarding the company’s future plans, objectives and expected performance, are forward-looking statements within the meaning of the federal securities laws. These forward-looking statements represent our outlook only as of the date of this conference call. While we believe any forward-looking statements we have made are reasonable, actual results could differ materially since the statements are based on our current expectations and are subject to risks and uncertainties.

These risks and uncertainties are discussed in the company’s reports filed with the Securities and Exchange Commission. You should refer to and consider these factors when relying on such forward-looking information. The company does not undertake and expressly disclaims any obligation to update or alter its forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.

I will now turn the call over to Bob who will provide a summary of the quarter’s results, followed by Joe, who will discuss key financial information. We will then open the call to your questions. Before we begin, please note that we have made a slide deck available on our Investor Relations website that supports the discussion and that Bob and Joe will be referencing from time to time. Bob?

Robert C. Paul, President, Chief Executive Officer & Director

Thanks, Lisa, and thank you everyone for joining us this afternoon. Today, we will discuss Compuware’s second quarter fiscal year 2014 results. For the quarter, Compuware earned $0.13 per share on a non-GAAP basis and $0.07 per share on a GAAP basis. Total revenue for the quarter was $228.1 million.

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Compuware Corp.	CPWR	Q2 2014 Earnings Call	Oct. 24, 2013
Company▲	Ticker▲	Event Type▲	Date▲

Referring to slide 4, we posted solid results in Q2, which is traditionally our most challenging period of the year. Our Q2 results combined with momentum from Q1 form a good first half of the fiscal year. Q2 was highlighted by respectable top-line growth, including strong growth in our APM and Covisint businesses and the stabilization of our mainframe business. We also made substantial progress in improving profitability across the company. This is a direct reflection of the effectiveness of our business optimization efforts across the company and another proof point of the substantial progress we have made thus far, progress that can be clearly seen in our earnings per share, which grew 62.5% year-over-year on a non-GAAP basis and 40% year-over-year on a GAAP basis.

In terms of business unit performance during the quarter, I’ll start by giving a brief summary of the Covisint results as they just completed their first quarterly conference call and provide detailed information about the business.

Referring to slide 5, Covisint reported a strong quarter with double-digit growth in total revenue, subscription revenue, and services revenue. The information on this slide provides a good summary of some of Covisint’s key results and accomplishments in the quarter. Covisint’s is off to a terrific start as a public company. As a result of the IPO, we now have a publicly traded asset currently valued at approximately $485 million, of which our approximate 80% interest is valued at nearly $388 million. I want to congratulate Dave and his team on a great quarter and wish them continued success.

Turning to slide 6, in Q2, APM once again delivered on our long-term objective to build a profitable growth business, posting year-over-year revenue growth of 12%, year-over-year license growth of 35%, and year-over-year contribution margin that improved by $14 million, going from a negative 10.4% in the year ago period to a positive 8.8% this quarter. That equates to approximately a $0.04 swing in EPS.

Despite some economic headwinds, especially in the EMEA government sector, I’m quite pleased with these results, especially the achievement of 175% of plant contribution margin. We continue to manage expenses well and optimize for efficiency where it makes sense. I see APM continuing its profitable contribution margin trend throughout the rest of the fiscal 2014 and beyond.

It has been a while since I have really drilled into – deep into the progress we are making in our APM operations, so I’d like to give you some more color on important areas of the business. First, from a product line standpoint we’ve had two primary investment themes; extending our products to be best-in-class against all competitors in their respective spaces and creating high value integration between our products to extend visibility across the entire application delivery chain. I’m pleased to say that we have achieved both of these objectives.

dynaTrace continues to be the fastest growing APM product in the market in terms of revenue dollars and market share, and this year dynaTrace alone will easily pass a $100 million in total revenue, more than double what it was just two years ago. dynaTrace’s industry-leading PurePath technology and best-in-class real-user monitoring capabilities are helping to fuel this growth at the expense of its prime competitors, CA and HP.

Our Gomez Performance Network acquired four years ago has undergone a complete overhaul during the past 12 months. No longer is it simply a Web-focused synthetic monitoring network; rather, it has now been combined with dynaTrace as a Service to add real-user monitoring and business analytics.

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Compuware Corp.	CPWR	Q2 2014 Earnings Call	Oct. 24, 2013
Company▲	Ticker▲	Event Type▲	Date▲

We’ve also extended our monitoring network with 3G and 4G LTE mobile support for synthetic and real-user mobile traffic. And just two weeks ago, we announced the integration of our collective intelligence third-party monitoring solution into the platform, an industry first in smart analytics for an APM as a service solution.

Together with these new capabilities, changed the game in the APMaaS market against Keynote and other vendors. And we are confident that we will see the APM as a Service platform growing subscription revenue.

Finally, our data center real-user monitoring solution, often called DC RUM has been re-engineered as well. The solution is now smarter, simpler, and easier to use while being integrated with both our dynaTrace PurePath technology and cloud based synthetic monitoring services.

We now bring best-in-class APM to enterprise application environments like SAP, Citrix, LDAP, SQL, Oracle, Email and Voice over IP, as well as offer smart fault domain isolation visibility from the edge of the Internet through the entire data center, including load balances, proxy servers and the like for business-critical web applications.

We are also seeing renewed running room in the Application-Aware NPM market with DC RUM with our primary competitor here having been acquired by Riverbed. Overall, I could not be more pleased with our product portfolio. These three solutions make up the broadest pure play APM offering in the world. We are all quite confident that we will continue to take market share from our competition. We’ll continue to win share for new APM workloads like Big Data optimization, Cloud Monitoring, and Mobile and will expand our APM footprint with our rapidly growing customer base.

Turning to the performance of our APM business from a geographic perspective, as we have stated, our recent challenges have been in EMEA. We have made progress in that region, but it still continues to be a work in progress. Part of our challenge is the macro-economic climate, especially our European government business, but execution has also been a factor, and we are starting to see this improve due to the changes made earlier this year. We are also seeing improved momentum from our Partner program, which also went through some structural changes at the onset of the fiscal year.

In order for us to ultimately hit our APM growth goals, we need to make sure that Europe returns to 20% growth, and therefore EMEA performance continues to be an area of great focus. Our other international sectors, Latin America and Asia-Pacific are performing well. In Q2, these regions combined for 30% year-over-year growth in bookings. And we believe these markets will continue to contribute on average in the 15% to 20% range of total bookings for the business unit. This effort will be buoyed by enhanced partner activity as both regions like Europe, have realigned partner activity with our field sales teams.

Turning to North America, our strongest region in terms of both growth and contribution margin, Q2 bookings grew 23% year-over-year, and we did it with a cost of sale substantially less than that of the international regions. We are now growing our sales footprint to take advantage of our market-leading position. In Q2 alone, we added 13 quota-carrying reps and expect to add another 19 in Q3. Much of our success in North America continues to come from CA and HP replacements. These legacy APM tools simply cannot handle the modern enterprise workloads we see customers requiring, such as dynamic cloud, elastic big data and real-user mobile monitoring.

I want to close the APM discussion by highlighting the APM business unit’s $61 million swing in the trailing 12-month contribution margins since the end of fiscal year 2012. That is significant, and this is with a 15% increase in revenue. We promised profitable growth, and the APM team has delivered. It’s been a challenging road at times to reach its inflection point, building and rebuilding along the way, but we have arrived,

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Compuware Corp.	CPWR	Q2 2014 Earnings Call	Oct. 24, 2013
Company▲	Ticker▲	Event Type▲	Date▲

Today our APM business is on a much more solid foundation with refreshed and integrated product, and we have vitalized APM as a Service platform, a stronger, more focused EMEA team, a newly aligned Partner program with a vibrant APM market driven by changing of the guard, as well as by a new workload expansion in mobile, cloud and big data. The outlook is very positive.

Moving to slide 7, the mainframe business unit continues to perform as expected and we’re very encouraged by the progress we’ve made in stabilizing the business. For starters, the mainframe contribution margin remains stable and healthy in the mid-70% range, while our maintenance renewal rate remained strong at the low to mid 90% range. Overall, we are not witnessing any changes in the dynamics of the mainframe market, which remains fiercely competitive and extremely cost conscious.

Regarding the latter point, we are finding that CIOs are more heavily scrutinizing their mainframe operations, because it is believed that greater cost savings can be found there and can be found in any other area within the IT organization. We still maintain a solid pipeline of opportunities for our most strategic mainframe solutions, developer productivity and APM for Mainframe as we are aligned with these customer goals.

Our APM for Mainframe solution continues to gain traction in the marketplace. The opportunity for this solution is immense and growing. We are the only company that can, through a single lens, pinpoint application performance issues that may be caused within the mainframe or the non-mainframe environment. Also, we continue to invest here to support additional mainframe environments, creating an even larger competitive gap.

Changepoint had a bumpy sales quarter. A number of sizable deals slipped into Q3. Despite the revenue shortfall however, the business unit’s profitability improved significantly during the quarter with a contribution margin that jumped to 3.3% from a negative 6.2% in the same period a year ago.

We remain optimistic about Changepoint’s business outlook. We continue to strengthen the pipeline with a healthy net new opportunity count. We are also seeing an increased increase – an increased interest in our Changepoint SaaS offering. Professional service sales results for the quarter were strong, with revenues increasing nearly 7% year-over-year and the contribution margin improving by more than 300 basis points, going from 16.5% in Q2 of last year to a very strong 19.7% this quarter.

We feel good about services performance over the first half of the year and the prospects for continued growth. We remain vigilant on potential macroeconomic headwinds in this market. Our efforts towards providing differentiated competencies versus staff supplementation models have provided some insulation from any slowdown, and as of now the pipeline remains strong.

Uniface had a steady quarter with revenue growth of 2.3% year-over-year, and the contribution margins remained strong at nearly 56%. We are very pleased with Uniface’s performance in the quarter, especially in light of the continued economic malaise in Europe, which is a key market for Uniface. Strong results from the business units growing, Latin American and Asian operations were able to compensate for the weakness in Europe. In Q3, indications are that the European new license sales for Uniface will rebound.

Referring to slide 8, several years ago we articulated a vision for a transformed Compuware, an IT leader that will successfully compete with a singular focus in a new generation of consumption in cloud based solutions with high growth and strong profitability, and we will continue to make the necessary strategic moves to fulfill that promise. During the quarter, we made considerable progress on these items, all designed to run improving value to our customers and creating shareholder value.

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Compuware Corp.	CPWR	Q2 2014 Earnings Call	Oct. 24, 2013
Company▲	Ticker▲	Event Type▲	Date▲

First, our cost rationalization efforts continue to go well, and they are having a very positive impact on our bottom line. We are now ahead of schedule on this part of the transformation. Joe will offer more detail about these efforts.

In Q2, we also completed the IPO of our Covisint business. To be clear, the purpose of the Covisint separation was to unlock the inherent value of the Covisint asset. That said, we are very pleased with the results of the IPO, and as previously stated, we remain committed to the subsequent spin of the remaining 80% of the Compuware – of the company to Compuware’s shareholders within the next 6 to 12 months.

During the quarter, we issued our second quarterly dividend and we feel very comfortable with the continuance of the dividend at current levels. Actually, with the full separation of Covisint, we anticipate the dividend yield increasing, delivering an even greater return of value to our shareholders.

Finally, we continue to work collaboratively with our investors. And I can comfortably say that their interests are in line with the actions we have already taken and plan to take. For instance, we are in lockstep agreement about the importance of building the strongest port possible to help ensure the successful execution of our strategic initiatives.

To this end, we will continue to review the most qualified board candidates, specifically looking for individuals who have knowledge and expertise in the key initiatives in which we are currently engaged in order to promote a robust and effective candidacy process and ensure the best possible outcome we thought was appropriate to extend the board nomination period. As also – as always, we also remain committed to carefully reviewing any offer of any credible bidder that has an interest in the company.

Overall, we feel good about our performance this quarter and about our overall results for the first half of the fiscal year as we have hit the majority of our performance targets. I would characterize our outlook for the balance of the year as being in position to achieve and potentially overachieve in our profitability goals while still being wary of the greater macroeconomic conditions that could slow our growth. We have enough firsthand and peer-related evidence from the enterprise of infrastructure software segment to be in a position to proactively adjust our overall expectations for the year.

These adjustments are as follows: Regarding earnings, due to the continued effectiveness of our improved operations, we are reaffirming our fiscal year non-GAAP EPS guidance from $0.47 to $0.49. In terms of revenue, we now expect total revenue for this fiscal year to come in between $965 million and $985 million. We are also adjusting our APM growth projection to 9% year-over-year from 15%, and mainframe decline from negative 5% to negative 7%, which still represents a very strong improvement over last fiscal year.

With that, I’ll now turn the call over to Joe. Joe?

Joseph R. Angileri, Chief Financial Officer, Treasurer & Executive VP

Thanks, Bob. In Q2, we saw steady year-over-year total revenue growth and substantial license growth in spite of a more challenging global economic climate. Q2 was also marked by significant progress in our business optimization and cost reduction program evidenced by the substantial year-over-year EPS growth that Bob just touched on.

To provide some clarity, actual expenses for the quarter came in at $206.2 million compared to approximately $203.4 million in the year-ago period, representing approximately a 1.4% year-over-year increase. However, it’s important to note that Q2 expenses included approximately $11.8 million in cost unrelated to our day-to-day operations, broken out as follows: Approximately $2 million incurred in advisory fees, $233,000 in restructuring charges, and $9.6 million in option expense associated with the Covisint IPO.

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Compuware Corp.	CPWR	Q2 2014 Earnings Call	Oct. 24, 2013
Company▲	Ticker▲	Event Type▲	Date▲

Now excluding these charges, our total Q2 operating expenses came in at approximately $194.4 million, reflecting approximate 4.4% year-over-year decrease in operating expenses on a pro forma basis. We achieved this pro forma 4.4% year-over-year decrease, while at the same time growing top-line revenue by 3.4%.

This decrease in operating expenses is the direct result of our overall proactive cost management efforts in the business units to ensure costs are in line with our revenue growth. Additionally, the decrease included adjustments to our accruals for commissions and performance-based compensation and reductions in our general and administrative and shared service costs.

We feel good about our continued ability to reduce our cost structure and meet our expense reduction goals, which, to reiterate, is to eliminate $80 million to $100 million in general and admin and shared service costs over the next two years.

At our current run rate, we expect that we will accomplish $40 million to $45 million in reductions to general administrative and shared service costs this fiscal year with significant transformation still on the horizon.

Referring to Slide 11, the success we’d experienced so far coupled with what we consider to be a strong plan going forward allows us to confidently reaffirm our fiscal year 2014 non-GAAP EPS guidance of $0.47 to $0.49. This represents year-over-year non-GAAP earnings growth of approximately 18% to 23% respectively.

I’d also like to quickly point out that excluding the Covisint IPO expense, pro forma EPS for the quarter would have been $0.10 per share, which would have been about 100% improvement over the prior year EPS.

Now before moving on, I’d like to touch on our Q2 restructuring charge for a moment. As you’ll note, the restructuring charge incurred during the quarter was relatively modest at $233,000. Much of this quarter was focused on developing action plans for significant business optimization efforts across many of our general and administrative functions. These are more complex than earlier cost reductions done previously in Q1 and the fourth quarter of last year.

As such, we do anticipate our restructuring charges increasing over the next two quarters, more in line with our Q1 restructuring expense.

Operating cash flows for the quarter came in at a negative $1.6 million, relatively in line with our Q2 expectations of breakeven. The second quarter is typically our slowest cash collection period.

Now looking ahead, we anticipate operating cash flows for the year to come in around $150 million mark. However, this forecast does not include the potential impact of accelerating restructuring, which would lower operating cash flow expectations due to associated cash outlays.

In terms of debt, the outstanding balance against our $300 million line of credit was $14 million as of September 30, compared to $15 million as of June 30. We’ll continue to strategically leverage this line of credit as we need.

In Q2, our effective tax rate was 31.2%. In Q3, we anticipate our effective rate to be approximately 34%. The reduced effective rate is a function of certain beneficial tax items such as R&D credits becoming more significant as a percentage of our net income, as well as the discrete impact of changes in certain state tax laws.

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Compuware Corp.	CPWR	Q2 2014 Earnings Call	Oct. 24, 2013
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Regarding the dividend, on August 27, Compuware’s Board of Directors declared a quarterly cash dividend of 12.5 cents per common share, which was paid on September 25 to shareholders of record at the close of business on September 11. Compuware’s Board of Directors will meet this quarter to discuss the Company’s third quarter cash dividend of 12.5 cents per common share, and it’s anticipated that the dividend will be declared and paid by the end of Q3.

In closing, Q2 was a steady quarter highlighted by top-line growth, solid operating results from our flagship APM business unit and improved profitability across the company. Taken together, the first two quarters of fiscal 2014 represented a very encouraging start to fiscal year.

The momentum we experience is undeniable, as our transformational efforts continue to take root and drive enhanced performance across the organization. We know we have more work to do, but we are fully executing the plan we put in place to transform Compuware. Lisa?

Lisa B. Elkin, SVP-Marketing, Communications & Investor Relations

Thanks, Joe. Ladies and gentlemen, we will now be happy to take your questions.

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Compuware Corp.	CPWR	Q2 2014 Earnings Call	Oct. 24, 2013
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QUESTION AND ANSWER SECTION

Operator:  Thank you. [Operator Instructions] And our first question comes from Aaron Schwartz with Jefferies. Please go ahead.

<Q – Aaron Schwartz – Jefferies LLC>: Hi, good afternoon. It sounds like for the first half year, you’re pretty pleased with the pace of business given the environment. And then to modify the full year revenue guidance, I’m just wondering if you can kind of walk through the puts and takes there and what went into that? Were you a little bit more cautious? If it’s – what business group or – maybe you could just kind of walk us through the thinking around that.

<A – Bob Paul – Compuware Corp.>: Yes, I think there are two things that we’re looking at. Number one, obviously we hit the – we hit our marks for the first half of the year, but in spite of doing that we do see sort of delayed decision-making in general across the board. We also see the areas that we’ve been putting a special focus on in the business to improve are coming along, but they could always come along a little bit faster. We’ve got some – obviously some work to do on the European front, and we’re seeing actually strong progress there, but we need to pick that up even more.

And also the – mostly, it’s around the macro conditions. So even though coming off a couple points, I would say most of that is a concern about the general market conditions as it relates to enterprise software, infrastructure software, as we’ve seen from some of the other peer groups, in particular in Europe, the European government work that we’ve traditionally had great success with has slowed down a little bit. But nothing in particular; in general, we’re ahead of our game as relates to EPS, and we’re quite hopeful that we can overachieve there for the year, although we’re not ready yet to move guidance on that. But we just want to be a little bit more cautious on the top-line, making sure that we’ve got all the issues I just talked about working more smoothly.

<Q – Aaron Schwartz – Jefferies LLC>: Okay. And second question if I could. On the, the cost reductions, the $40 million to $50 million this year, even the $80 million to $100 million over two years, Joe, I know you called out I guess some costs here that were unrelated to day-to-day activities. What defines sort of that $80 million to $100 million? Is that a sort of a gross number, a net number, or is that sort of pre or post some of these sort of adjustments to day-to-day? Can you just sort of help reconcile that? Thank you.

<A – Joe Angileri – Compuware Corp.>: Yes, it is a net number. We don’t include in that numbers like restructuring or the fees that we’re playing – the advisory fees. So it really is a net number. And that number though, half of it is in the business unit operating expenses, and then the other is in the G&A line item.

<Q – Aaron Schwartz – Jefferies LLC>: Okay, that’s helpful. Thanks.

Operator:  All right, thank you. [Operator Instructions] And now to the line of Mike Latimore from Northland Capital Markets. Please go ahead.

<Q – Mike Latimore – Northland Securities, Inc.>: Great, thanks. Yes, in terms of the second half of year, do you envision the December quarter or March quarter being higher of the two or are they fairly similar?

<A – Bob Paul – Compuware Corp.>: Yes, they’re actually pretty similar. They’ve been pretty consistent in prior years, and the forecast would lead us to believe that we might obviously have a slight – slightly higher December quarter just because of the way fiscal year end budgets work with a lot of our customers, and they need to spend, make decisions in the quarter, and that’s how that’s set up for negotiations, but in general it might be slightly higher in Q3 versus Q4, but pretty close.

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Compuware Corp.	CPWR	Q2 2014 Earnings Call	Oct. 24, 2013
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<Q – Mike Latimore – Northland Securities, Inc.>: Got it. And you talked a little bit about the potential for an accelerated restructuring activity this year. I mean, what are some of the factors, the determinants of potential for accelerated restructuring?

<A – Bob Paul – Compuware Corp.>: Yes, a lot of it is just a lot more clarity around what has to be done. So this – there are a lot of costs that were taken out at the very beginning because they were – they are fairly easy to get to without disrupting the business. The subsequent costs around the business require a fair amount of transformational work. And so, that work has been underway, and can – we, we now have more details around that to get more comfortable with the ability to accelerate that. And obviously we’re ahead of where we thought we would be to-date. And so, we’ll see the impact of that in the financials coming up on the – in the subsequent quarters.

<Q – Mike Latimore – Northland Securities, Inc.>: Got it. And I think that corporate expense in the quarter was roughly $43 million. That’s been coming down. How much farther could that come down or – how should we think about that net expense lines?

<A – Bob Paul – Compuware Corp.>: That – that expense lines should come down in my estimation probably by another $4 million to $5 million over the course of the year on a run rate basis.

<Q – Mike Latimore – Northland Securities, Inc.>: Okay. And last, just the APM for Mainframe product, how much roughly revenue are you seeing on that this fiscal year?

<A – Bob Paul – Compuware Corp.>: Yes, we’ve – our plan is to get about $25 million in software license billings around that product. Because it was a new product introduction, obviously there is some of that weighting that goes into the second half, or there is more weighting in the second half.

The most important thing that we could have accomplished in Q1 and Q2 was building references and real life use cases with our return on investments and I’ve actually been very pleased with the progress there. But that is – as you know, most companies are looking at the mainframe environment as an opportunity to streamline costs, and this value proposition works extremely well there, not only in making sure the performance for web, mobile and other applications, putting performance pressures on the mainframe environment are operating effectively, but also not having to add on capacity to try and solve that problem all the time. And so, we’ve got a lot of great references now that should bode well for the – and also, I might say, a good forecast going into the back half of the year for this product. So, so far so good.

<Q – Mike Latimore – Northland Securities, Inc.>: Great. Thanks, and a great job on the costs there.

<A – Bob Paul – Compuware Corp.>: Thank you.

Operator:  Thank you. And ladies and gentlemen, that will conclude today’s question-and-answer portion of today’s call. I’d now like to turn the call back over to Lisa Elkin. Please go ahead.

Lisa B. Elkin, SVP-Marketing, Communications & Investor Relations

Thank you very much for your time and interest in Compuware, and we hope you have a great evening.

Operator:  Thank you, and ladies and gentlemen that does conclude our conference for today. Thank you for your participation and for using AT&T Executive Teleconference Service. You may now disconnect.

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Compuware Corp.	CPWR	Q2 2014 Earnings Call	Oct. 24, 2013
Company▲	Ticker▲	Event Type▲	Date▲

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